                                                                    Exhibit 20.2

        ANNUAL CERTIFICATEHOLDERS REPORT
        MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST SERIES 2002-1 ANNUAL PERIOD ENDING
        DECEMBER 31, 2002

ANNUAL HOLDER'S DISTRIBUTION SUMMARY

Pursuant to Section 5.2, Servicer does hereby declare to the Trustee the following distributions for the calendar year 2002 as set forth below:

Interest Payments

A.      Pursuant to subsection 4.11(g);

        1.      Amount distributed to the Class A Holders               540,944.25

        2.      Amount distributed to the Class B Holders                39,839.56

        3.      Amount distributed to the Collateral Interest Holder     81,738.76

Principal Payments

B.      Pursuant to subsection 4.11(h)(i);

        1.      Amount distributed to the Class A Holders                    $0.00

        2.      Amount distributed to the Class B Holders                    $0.00

        3.      Amount distributed to the Collateral Interest Holder         $0.00


                         AFCO CREDIT CORPORATION, as Servicer


                        By   /s/ C. Leonard O'Connell
                         Name:  C. Leonard O'Connell
Dated March 21, 2003     Title: Senior Vice President & Chief Financial Officer